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                                                                     Exhibit 5.1

                       LEGALITY OPINION OF FOLEY HOAG LLP

February 8, 2005

Benjamin Franklin Bancorp
58 Main Street
P.O. Box 309
Franklin, MA 02038-0309

Ladies and Gentlemen:

      We are furnishing this opinion of counsel to Benjamin Franklin Bancorp, Inc., a Massachusetts corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of shares of the common stock of the Company, no par value (the "Shares") in connection with the Company's conversion from mutual to stock form.

      In this regard, we have examined the Articles of Organization and Bylaws of the Company, resolutions of the Board of Trustees of the Company, the Plan of Conversion of the Company ("Plan"), and such other documents and matters of law as we deemed appropriate for the purposes of this opinion.

      Based on the foregoing, it is our opinion that, once it has obtained all necessary regulatory approvals and consummated the conversion pursuant to the terms of the Plan as described in the Registration Statement, the Company will have corporate power adequate for the issuance of the Shares in accordance with the Registration Statement. When certificates for the Shares have been duly executed and countersigned, and delivered against due receipt of consideration therefor as described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" in the Prospectus which is part of such Registration Statement. This consent shall not be deemed to be an admission that counsel is an expert within the meaning of Section 7 of the Securities Act of 1933, as amended.


                                                  Very truly yours,

                                                  FOLEY HOAG LLP

                                                  By: /s/ Carol Hempfling Pratt
                                                      -------------------------
                                                      A Partner